Exhibit 10.1

DE ACQUISITION 2, INC.
3017 W 97th St,
Minneapolis, MN 55431-2423
612-889-8729

PROMISSORY NOTE

PRINCIPAL AMOUNT $2,673 as of March 1, 2013 ("Principal Amount")

Dated: July 3, 2013

    FOR VALUE RECEIVED, and intending to be legally bound, DE Acquisition 2, Inc., a Delaware corporation with an address at 3017 W 97th St, Bloomington, MN 55431 (the “Maker”), hereby unconditionally and irrevocably promises to pay to the order of Pinnacle Investment Group, LLC (the “Payee”), with an address at 3017 W 97th Street, Bloomington, MN 55431, in lawful money of the United States of America, the Principal Amount plus accrued interest from March 1, 2013 on or before the earlier of (i) January 18, 2016 or (ii) the date that the Maker (or a wholly owned subsidiary of the Maker) consummates a business combination with an operating company in a reverse merger or reverse takeover transaction or other transaction after which the Maker would cease to be a shell company (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) (the “Maturity Date”).

    Periodically, the Payee will advance additional funds to the Maker as required for operating its business until a reverse merger occurs. These advances shall increase the Principal Amount of Payee and bear interest from the date of the advance.

    Interest shall accrue on the outstanding Principal Amount of this Promissory Note on the basis of a 360-day year from the date the Maker received the funds from the Payee until paid in full at the rate of twelve percent (12%) per annum, and shall be due and payable at the Maturity Date, or the prepayment date, if any, whichever is earlier. This Promissory Note may be prepaid in whole or in part at any time or from time to time without penalty prior to the Maturity Date.

    For purposes of this Promissory Note, an "Event of Default" shall occur if the Maker shall: (i) fail to pay the entire Principal Amount of this Promissory Note when due and payable, (ii) admit in writing its inability to pay any of its monetary obligations under this Promissory Note, (iii) make a general assignment of its assets for the benefit of creditors, or (iv) allow any proceeding to be instituted by or against it seeking relief from or by creditors, including, without limitation, any bankruptcy proceedings, if such proceedings are not dismissed within 30 days.

    In the event that an Event of Default has occurred, the Payee or any other holder of this Promissory Note may, by notice to the Maker, declare this entire Promissory Note to be forthwith immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Maker. In the event that an Event of Default consisting of a voluntary or involuntary bankruptcy filing has occurred, then this entire Promissory Note shall automatically become due and payable without any notice or other action by Payee.

       The non-exercise or delay by the Payee or any other holder of this Promissory Note of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance. No waiver of any right shall be effective unless in writing signed by the Payee, and no waiver on one or more occasions shall be conclusive as a bar to or waiver of any right on any other occasion.

       Should any part of the indebtedness evidenced hereby be collected by law or through an attorney-at-law, the Payee or any other holder of this Promissory Note shall, if permitted by applicable law, be entitled to collect from the Maker all reasonable costs of collection, including, without limitation, attorneys’ fees and expenses.

    All notices and other communications must be in writing to the address of the party set forth in the first paragraph hereof and shall be deemed to have been received when delivered personally (which shall include via an overnight courier service) or, if mailed, three (3) business days after having been mailed by registered or certified mail, return receipt requested, postage prepaid. The parties may designate by notice to each other any new address for the purpose of this Promissory Note.

    Maker hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, and notice of dishonor of this Promissory Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Promissory Note.

    This Promissory Note shall be binding upon the successors and assigns of the Maker, and shall be binding upon, and inure to the benefit of, the successors and assigns of the Payee.

    This Promissory Note shall be governed by and construed in accordance with the internal laws of the State of Minnesota.

/s/ Terril Peterson
Terril Peterson, President, DE Acquisition 2, Inc                                  Date